Exhibit 16.1


February 10, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Zann Corp.
     Commission File Number 000-28519

We have read the statements that we understand Zann Corp included Item 4 of the Form 8-K report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


Very truly yours,


Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas